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                                                                  EXHIBIT 10(W)

                            Seven Seas Petroleum Inc.

               Agreement Relating to Termination of Employment

            THIS AGREEMENT has been made and entered into this 5th day of April, 1999, by and between Seven Seas Petroleum Inc. (the "Company"), a Canadian corporation organized under the laws of the Yukon and having its principal place of business in Houston, Texas, and Herbert C. Williamson III ("Williamson"), with reference to the following circumstances:

            A. Williamson is an Executive Vice President and the Chief Financial Officer of the Company under and Employment Agreement executed January 16, 1998, and effective September 9, 1997 (the "Employment Agreement").

            B. The parties desire to terminate the Employment Agreement on a mutually agreeable basis as provided for in this agreement.

            ACCORDINGLY, in consideration of the mutual promises hereinafter provided and for the purpose of prescribing the basis upon which the Employment Agreement will be terminated, the parties have entered into this agreement.

            1. Termination of Employment Agreement. Effective as of 5:00 p.m., Houston time, on the date first above written (the "Effective Time"), the Employment Agreement shall terminate and shall thereafter have no further force or effect and all other rights and benefits of Williamson as an employee of the Company shall likewise terminate except as otherwise provided in this agreement. From and after the Effective Time, all of the rights and obligations of Williamson and the Company with respect to Williamson's employment by the Company shall be governed by this agreement.

            2. Resignation as a Director. Williamson shall resign as a director of the Company as of the Effective Time whereupon all of his rights and obligations as a director shall cease; provided, however, he shall continue to be eligible for all rights of indemnification under (i) the charter documents of the Company, including its by-laws, (ii) directors and officers indemnity insurance maintained by the Company (to the extent provided for therein) and
(iii) any indemnity agreement that the Company may provide to its directors with respect to matters generally covered by the Company's charter documents and by-laws.

            3. Termination Payment. At the Effective Time, the Company shall pay Williamson the sum of $175,000, less all withholding taxes applicable to the payment.

            4. Continuation of Medical Insurance. The Company, at its sole cost and expense, shall continue to insure Williamson and his dependents for a period of one year after the Effective Time under its existing employee medical plans (which presently
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cover Williamson and his dependents) as they may be amended or modified in the ordinary course of business during that period.

            5. Surrender and Release of Stock Options. As of the Effective Time, Williamson shall and he does hereby surrender all his stock options, whether or not vested, and right granted to him under the Company's stock option plans and releases the Company from all of its obligations under any stock option agreement between Williamson and the Company evidencing stock options granted to him.

            6. Mutual Releases. As of the Effective Time, the Company shall and it does hereby release and forever discharge Williamson from any and all claims and obligations existing at the Effective Time, known and unknown, whether under the Employment Agreement, contingent or otherwise, which it has or may have against Williamson other than claims arising under this agreement. As of the Effective Time, Williamson shall and he does hereby release and forever discharge the Company from any and all claims and obligations existing at the Effective Time, known and unknown, whether under the Employment Agreement, contingent or otherwise, which he has or may have against the Company other than claims arising under this agreement.

            7. Protection of Information. Notwithstanding the termination of the Employment Agreement, the provisions of paragraphs 4.2 through 4.6 of the Employment Agreement are incorporated herein by reference and Williamson agrees to continue to be bound by the provisions thereof.

            8. Covenants of Goodwill. The Company represents that it has the highest regard for Williamson's integrity, professional qualifications and skills as a financial officer. Williamson represents that he has the highest regard for the integrity, professional qualifications and skills of the existing officers and directors of the Company. The Company and Williamson each wish to convey to the other a sense of goodwill with respect to the relationship they have had during the term of the Employment Agreement and good fortune for the future.

            9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            10. Entire Agreement. This agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to the termination of the Employment Agreement and the employment relationship between the Company and Williamson. Without limiting the scope of the preceding sentences, all prior understandings and agreements between the parties relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

11. Counterparts. This agreement may be executed in one of more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same agreement.

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            EXECUTED as of the day and year first above written.

                                    SEVEN SEAS PETROLEUM INC.


                                    By _____________________________________
                                           Robert A. Hefner III, Chairman


                                       _____________________________________
                                           Herbert C. Williamson III


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